Exhibit 31.2

SECTION 302 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Judd T. Nystrom, certify that:

1.              I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of At Home Group Inc.; and

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 5, 2017

/s/ JUDD T. NYSTROM
Judd T. Nystrom
Chief Financial Officer (Principal Financial Officer)